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                                                                      EXHIBIT 23

                                CONSENT OF EXPERT

         I consent to the reference to me under the heading "Item 1. Legal Proceedings" in the Quarterly Report on Form 10-Q of ArvinMeritor, Inc. ("ArvinMeritor") for the quarterly period ended July 1, 2001, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form       Registration No.       Purpose
----       ----------------       ----------------------------------------------
S-8        333-53396              ArvinMeritor Employee Savings Plan

S-8        333-53498              ArvinMeritor Hourly Employees Savings
                                  Plan

S-8        333-49610              Meritor Automotive, Inc. 1997 Long-Term
                                  Incentives Plan

S-8        333-42012              Arvin Industries, Inc. Employee Stock
                                  Benefit Plan and 1988 and 1998
                                  Employee Stock Benefit Plans

S-3        333-43110              Arvin Industries, Inc. Employee Savings
                                  Plan

S-3        333-43112              Arvin Industries, Inc. Employee Stock
                                  Benefit Plan

S-3        333-43116              Arvin Industries, Inc. 1998 Stock Benefit
                                  Plan

S-3        333-43118              Arvin Industries, Inc. 1988 Stock Benefit
                                  Plan

S-3        333-43146              Arvin Industries, Inc. Savings Plan



                                  ----------------------------------------------
                                  Vernon G. Baker, II
                                  Senior Vice President, General Counsel and
                                  Secretary of ArvinMeritor, Inc.
Date:  August 14, 2001